CONSENT OF INDEPENDENT
                CERTIFIED PUBLIC ACCOUNTANTS




Tel-Com Wireless Cable TV Corporation
Daytona Beach, Florida



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 19, 1996, (except for Note 10, which is a of December 9, 1996) relating to the financial statements of Tel-Com Wireless Cable TV Corporation appearing in the Company's Annual report on Form 10-KSB for the year ended December 31, 1995. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.





                              /s/  BDO Seidman, LLP
                                BDO Seidman, LLP

Orlando, Florida
December 16, 1996






     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our Firm under the caption "Experts" in the registration statement (Form S-8) and related prospectus of Tel-Com Wireless Cable TV Corporation for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1995, with respect to the statements of operations, stockholders' equity (deficit) and cash flows of Tel-Com Wireless Cable TV Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                              /s/ Lovelace, Roby & Company,
P.A.
                                Lovelace, Roby & Company,
P.A.
                                Certified Public Accountants


Orlando, Florida
December 17, 1996